The Board of Trustees
Clearwater Investment Trust:

We consent to the use of our report incorporated by reference herein and to the reference to our Firm under the heading "Independent Accountants" in Part
B of the Registration Statement.




                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota
February 26, 1999